Exhibit 10.9

AGREEMENT FOR GUARANTEED MAXIMUM PRICE

CONSTRUCTION SERVICES

CHANGE ORDER

30 December 2004

Project: Wynn Las Vegas	Change Order No.: 7

“Contractor”: MARNELL CORRAO ASSOCIATES, INC. 222 Via Marnell Way Las Vegas, Nevada 89119	“Owner”: WYNN LAS VEGAS, LLC 3131 Las Vegas Boulevard So. Las Vegas, Nevada 89109

That certain Agreement for Guaranteed Maximum Price Construction Services between Owner and Contractor for Wynn Las Vegas (“Project”) dated as of June 4, 2002 (“Contract”) is hereby modified as follows:

1.	SCOPE OF WORK

The Scope of Work associated with Change Order No. 7 is detailed in the following Change Order narrative by project area. It should be noted that the Owner generally agrees with the Scope of the Work but reserves the right to perform a detailed audit of the Change Order documentation pursuant to the terms of this Agreement. Subsequent adjustments, if any, will be credited to the Cost of the Work:

A.	Highrise Revisions

1.	Revised Machine Roof Steel

Provide added and modified steel at the machine room roof at the tower roof level. All work shall be completed in accordance with Butler Ashworth Architect’s Highrise drawing revisions dated 12 April 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70102-43 dated 15 October 2004, $33,970.

2.	Added Platform for Window Washing Stage Access

Provide structural detailing, fabrication and erection of added platform for rooftop window washing stage access. All work shall be completed in accordance with Butler Ashworth Architects’ structural drawings dated 15 July 2004, 21 July 2004 and item No. 346 of the Project Meeting Minutes.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70102-44 dated 6 October 2004, $262,000.

4.	Roof Access Ladders

Provide five (5) added roof ladders for access to high roof areas and perimeter catwalk for window washing stages. All work shall be completed in accordance with Lochsa Engineering sketches LESK54 thru LESK66 dated 10 September 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70102-45 dated 15 November 2004, as modified and agreed upon 21 December 2004, $108,618.

5.	Catwalk Level Added Staging Rooms

Provide framing, drywall, doors, frames and hardware for catwalk level staging rooms at stair Nos. 1 – 3. All work shall be completed in accordance with Butler Ashworth Architects’ NOC HR037 dated 30 June 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70102-55 dated 15 October 2004, $7,927.

6.	Sorting Golden Beach Marble

Provide labor to related to the sorting, re-packaging and stocking of Tower guestroom marble due to color shade variation and edge chipping on floors 25, 26, 27 and 28. All work is in accordance with WDD Field Directive of 3 March 2004 and 3 May 2004 letter to MCA.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70102-35 dated 23 June 2004 as modified and agreed upon, $67,136.

7.	Repair Damaged/Broken Marble Material

Reimbursement to T. Nickolas for repairs to damaged and broken marble materials as itemized on T. Nickolas broken material logs from 14 November 2003 through 17 June 2004. All work in accordance with WDD field direction in support of the project schedule.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70102-37 dated 22 September 2004, $88,652.

8.	Repairing Damaged/Broken Marble Material

Reimbursement to T. Nickolas for repairs to damaged and broken marble materials as itemized on T. Nickolas broken material logs from 22 June 2004 through 10 November 2004. All work in accordance with WDD field direction in support of the project schedule.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70102-38 dated 23 November 2004, $55,519.

B.	Lowrise Area 1

1.	Control Valves for Gas Meters

Provide 16” control valves for the gas meters for the central plant boilers. All work shall be completed in accordance with WDD direction.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71102-02 dated 22 October 2004, $32,660.

2.	Electrical Revisions per 6/28/04 Drawings

Provide door wiring revisions and related electrical changes and power to trash compactors provided by Owner’s vendor. All work shall be completed in accordance with Butler Ashworth Architects’ revised electrical drawings dated 28 June 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71102-10 dated 8 November 2004, $61,846.

3.	Employee Entrance Canopy

Provide foundations, concrete walkway, 260 lf of awning structure, wall panel system, fire sprinkler and electrical/lighting work. All work shall be completed in accordance with Butler Ashworth Architects design criteria as issued 10/20/04 including subsequent clarification sketches issued in support of Arup report dated 12/10/04.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71102-16 dated 17 December 2004 as modified and agreed upon to reflect reduced lighting scope 22 December 2004, $186,233.

4.	Removable Patio Railing

Provide removable aluminum railing, in lieu of steel railing, along the Grand Patio due to weight concern. All work shall be completed per WDD field direction.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71102-13 dated 30 November 2004, $6,524.

5.	Mail Room Mechanical Emergency Shunt

Provide electrical work for the installation of an emergency mechanical system shut-off switch in the Mail Room. All work shall be completed in accordance with Butler Ashworth Architects’ revised sketches dated 10 December 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71102-15 dated 17 December 2004, $3,868.

C.	Lowrise – Area 2

1.	Relocate Mechanical Piping

Relocate existing mechanical piping from the mezzanine level to the Casino Level due to equipment conflicts. All work shall be completed in accordance with Butler Ashworth Architects NOC LR-2-107 dated 27 August 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. LR-2-107 dated 12 September 2004, $32,429.

2.	Relocate Mechanical Mains

Relocation of the existing piping mains to accommodate the reorientation of PCH coils. All work shall be completed in accordance with Butler Ashworth Architects’ revised mechanical drawings LR-S-2-MPZ.05 dated 1 June 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-7/1/04 dated 1 July 2004, $72,598.

3.	Casino Linear Diffuser Modifications

Change 8’ linear diffusers to 44” due to curvature of adjacent millwork. Provide non-functional linear diffuser infill between the 44” diffusers for aesthetic purposes. All work shall be completed in accordance with verbal direction provided during a field review meeting by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-05 Rev. 1 dated 9 July 2004, $89,968.

4.	Performance Lounge Redesign

Provide all additional work related to the modification of the existing Performance Lounge design into an Ultra Lounge concept. All work shall be completed in accordance with revised Butler Ashworth Architects’ and WDD Interior Design drawings dated 1 June and 28 June 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Revised Change Proposal Request No. 71202-12 dated 30 December 2004, $1,004,987.

5.	Revisions per 28 June 2004 Drawings

Provide framing, drywall, plumbing, mechanical piping, fan coil units, sheet metal, electrical and lighting work in the Performance lounge raised floor area and patio, Mezzanine Level, Casino Level, Spa Level. All work shall be completed in accordance with Butler Ashworth Architects’ and WDD Interiors drawing revisions dated 28 June 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-15 dated 15 November 2004, $477,199.

6.	Spa and W. Ink Pen / Sunglasses Store Mechanical, Plumbing and Electrical Revisions

Provide all work related to base building modifications associated with revised operational program including but not necessarily limited to added fire sprinklers and piping for the Spa Tanning Room; install piping and connections to fan coil unit serving the pen and sunglasses store; install fan coil unit and associated ductwork in pen and sunglasses store; miscellaneous mechanical and ductwork changes at the Spa Level and restrooms. All work shall be in accordance with Butler Ashworth architects’ revised mechanical, plumbing and electrical drawings dated 26 August 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-17 dated 15 November 2004, $127,778.

7.	Electrical Revisions

Provide lighting revisions in the Race & Sports Book, added dryers in the Spa and re-circuiting of Spa exhaust fans. All work shall be completed in accordance with Butler Ashworth Architects’ revised electrical drawings dated 20 September 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.71202-18 as revised and agreed upon per MCA letter of 23 December 2004, $10,000.

8.	KHS&S Extra Work

Provide framing, drywall, taping and sealing work. All work shall be completed in accordance with Butler Ashworth Architects’ NOC’s, Design Change Directives, Clark County Building Department Notifications and Architectural Directives issued between 28 June and 16 October 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.71202-24 dated 21 December 2004, $615,082.

9.	Cancellation of Sound Attenuated Ceilings at Mechanical Rooms

De-mobilization and materials cost for the cancelled sound attenuated ceiling added per Butler Ashworth Architects’ drawing LR-M2A3.03. The ceilings were canceled on 1 June 2004 pursuant to a conversation between Perry Eiman of MCA and Todd Nisbet of WDD. Approved cost for portion of Work that was completed and associated re-stocking fees for isolation hangers.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-25 dated 21 December 2004, $17,185.

10.	Bombard Electrical Extra Work Ticket Revisions

Provide miscellaneous extra electrical work. All work shall be completed in accordance with Butler Ashworth Architects’ NOC’s, Design Change Directives, Clark County Building Department Notifications and Architectural Directives issued between 28 June and 26 September 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.71202-26 dated 27 December 2004, $492,800.

D.	Lowrise – Area 3

1.	Nightclub Budget Validation

Reconcile Contractors Interior Budget with Exhibit F pursuant to the terms of the Agreement. Provide millwork, stone, glass & glazing, ornamental metals, decorative doors, acoustical panels, specialty lighting and decorative concrete work. All work shall be completed in accordance with WDD Interior’s drawings dated 23 August 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-06 dated 19 November 2004 as modified and agreed upon 12/30/04, $906,636.

2.	Architectural, Structural and MP&E Revisions

Provide excavation, structural steel, framing, drywall, plumbing, mechanical and electrical work. All work shall be completed in accordance with Butler Ashworth Architects’ NOC dated through 28 June 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-08 dated 19 November 2004 as supplemented 12/21/04, $2,423,778.

3.	Architectural, Structural and MP&E Revisions

Provide architectural, structural, millwork, glass & glazing, framing, drywall, plumbing, mechanical, lighting and electrical work. All work shall be completed in accordance with Butler Ashworth Architects’ drawings and NOC’s dated through 23 August 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.71302-09 as modified through revision 2 dated 29 December 2004, $1,825,345.

4.	Architectural and MP&E Revisions

Provide millwork, framing, drywall, plumbing, mechanical and electrical work. All work shall be completed in accordance with Butler Ashworth Architects’ drawings and NOC’s dated through 27 September 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.71302-10 as modified through revision 1 dated 29 December 2004, $362,012.

5.	Japanese Teppanyaki Hood Support Provisions

Provide the revised structural support for the Japanese Teppanyaki Hoods. All work shall be completed in accordance with WDD Interiors NOC No. LR3-294 and LR3-313 dated 22 November and 07 December 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-16R as modified through revision 1 dated 29 December 2004, $97,930.

6.	Cased Wall Openings @ Auberge Bouloud

Provide four (4) openings and millwork casings with special finish in exterior wall of restaurant to provide view into bar area. All work shall be completed in accordance with Jeffrey Beers correspondence dated 18 November 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-17 dated 28 December 2004, $11,801.

E.	Lowrise – Area 4

1.	Baccarat Budget Validation

Reconcile Contractors Interior Budget with Exhibit F pursuant to the terms of the Agreement. Provide ornamental metals, millwork, glass & glazing, toilet partitions & accessories, stone installation and decorative lighting work. All work shall be completed in accordance with Avery Brooks and Associates interior design drawings dated 25 August 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71402-09 dated 23 December 2004 as modified and agreed upon 12/30/04, $401,237.

Increase to Owner Controlled Contingency. Increase Owner Controlled Contingency per MCA Change Proposal Request No71402-09 dated 23 December 2004 as modified and agreed upon 12/30/04, $401,237.

2.	Structural, Architectural, Interiors and MP&E Revisions

Provide structural steel support for trellis at Grande Cafe, upgraded finishes at corridor between North Promenade and High Limit Area, millwork changes at Hotel Sales and Catering, framing, drywall, EIFS, plumbing, mechanical and electrical work. All work shall be completed in accordance with Butler Ashworth Architects’ drawing revisions dated 28 June 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.71402-06 dated 17 November 2004, $2,227,206.

3.	Structural, Architectural, Interiors and MP&E Revisions

Provide structural and miscellaneous steel at Clubhouse Trellis and Staff Dining, millwork POS station at Fine Watches, framing, drywall, EIFS to accommodate changed window openings at Grande Cafe, quarry tile, plumbing, mechanical linear diffuser change at Fine Watches and electrical underground conduit work at Fairway Villas. All work shall be completed in accordance with Butler Ashworth Architects’ post 28 June drawings and NOC’s dated 22 November 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.71402-07 dated 22 November 2004, $1,056,815.

4.	Architectural and MP&E Revisions

Provide added framing, expansion joint covers, drywall finish and EIFS additions at Clubhouse, Staff Dining and Ferrari; McKeon fire doors for Showroom Promenade, added operable partition at Training Rooms and related plumbing, mechanical and electrical and lighting change work. All work shall be completed in accordance with Butler Ashworth Architects’ drawing revisions dated 07 September 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.71402-10 dated 21 December 2004, $1,304,852.

5.	Architectural and Electrical Revisions

Provide added millwork frames, framing, drywall, and electrical work for added Sports Tickers. All work shall be completed in accordance with Butler Ashworth Architects’ drawing revisions dated 20 September 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.71402-11 dated 22 December 2004, $10,395.

F.	Pool Area

1.	Added Lighting in Pool Area

Provide added lighting and AV devices at Pool Area. Work to be in accordance with Butler Ashworth architects’ revised lighting plans dated 28 June 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.71502-03 dated 15 November 2004, $257,303.

2.	Electrical Revisions

Provide all electrical work related to providing one-foot candle at all Lowrise exit paths through pool area and misc. electrical for cabanas. All work shall be completed in accordance with Butler Ashworth Architects’ revised electrical drawings dated 19 August 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.71502-04 dated 15 November 2004, $61,389.

3.	Pool Bar Column

Provide a larger column surround to enclose the structural I-beam column and provide adequate utility chase clearance. All work shall be completed in accordance with Butler Ashworth Architects’ NOC LR-235-173 dated 14 December 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.71502-05 dated 15 December 2004, $7,740.

G.	Villas

1.	Lighting in Villa Showers

Provide LED light fixtures for 17 ea. showers in lieu of the originally specified fluorescent tube fixtures. All work shall be completed in accordance with WDD Interiors revised details and Brad Bouch directive dated 23 November 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70802-05 dated 13 December 2004, $90,955.

2.	Mechanical and Plumbing Revisions

Provide mechanical and plumbing revisions to Lowrise Villas. All work shall be completed in accordance with Butler Ashworth Architects’ revised mechanical and plumbing drawings dated 28 June 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70802-02 dated 15 November 2004, $98,617.

H.	Fairway Villas

1.	Marble Faced Tub Access Panels

Provide 36 ea. tub access panels with marble facing. All work shall be completed in accordance with WDD Interiors NOC FV ID.028 dated 21 July 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70902-02 dated 29 October 2004, $75,563.

2.	Closet Louvered Access Panels

Provide louvered access panels in His and Her closets in all 2-bedroom suites. All work shall be completed in accordance with WDD Interiors design sketch dated 12 November 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70902-10 dated 06 December 2004, $9,651.

3.	Electrical Revisions

Provide electrical revisions in all Fairway Villas rooms. All work shall be completed in accordance with Butler Ashworth Architects’ revised electrical drawings dated 28 June 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70902-06 dated 15 November 2004, $52,126.

4.	HVAC Revisions and Parapet Modifications

Provide a horizontal fan coil unit in the south electrical room and install additional EIFS at parapet wall. All work shall be in accordance with Butler Ashworth Architects’ NOC No. FV-013 and revised detail 5/A4.10.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.70902-09 dated 15 November 2004, $31,373.

5.	Transformer Relocation

Provide the relocation of the roof top electrical room transformers. All work shall be completed in accordance with Butler Ashworth Architects’ sketches and NOC FV-006 dated 2 August 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No.70902-10/20/04 dated 10 October 2004, $17,045.

I.	Fairway Villa Expansion

1.	Marble Faced Tub Access Panels

Provide 36 ea. tub access panels with marble facing. All work shall be completed in accordance with WDD Interiors NOC FV ID.028 dated 21 July 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71002-03 dated 29 October 2004, $75,563.

2.	Closet Louvered Access Panels

Provide louvered access panels in His and Her closets in all 2-bedroom suites. All work shall be completed in accordance with WDD Interiors design sketch dated 12 November 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71002-06 dated 06 December 2004, $9,651.

3.	Mechanical and Plumbing Revisions

Provide added plumbing and mechanical work for Golf Cart Storage, including floor drains, storm drains, fan coil units and ductwork. All work is to be in accordance with Butler Ashworth Architects’ revised mechanical and plumbing plans dated 17 May and 21 June 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71002-05 dated 08 November 2004, $141,691.

J.	Encore

1.	Telecommunications Backbone Tie-in

Provide telecommunications distribution to TMH6 for Encore from Area 4 electrical room. All work shall be completed in accordance with Butler Ashworth Architects’ revised electrical drawings dated 22 September 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 706-03 dated 22 October 2004, $16,509.

K.	Allowance Confirmation

1.	Race & Sports Book – Allowance Confirmation

Confirmation of Race & Sports Book Audio Visual allowance to reflect actual bid cost pursuant to Article 3 of the Agreement.

No change to Guaranteed Maximum Price. Transfer of $326,555 from Contractor Controlled Contingency to Owner Controlled Contingency as detailed by MCA Change Proposal Request No. 71202-09.

2.	Night Club Audio Visual Allowance confirmation

Confirmation of Night Club Audio Visual allowance to reflect direct purchase of this Work scope by Owner on a design-build basis from Ford Audio Video.

No change to Guaranteed Maximum Price. Transfer of $500,000 from Contractor Controlled Contingency to Owner Controlled Contingency as detailed by MCA Change Proposal Request No. 71302-14 dated 23 November 2004.

3.	Motorized Windows at Italian Restaurant Allowance Confirmation

Confirmation of Italian restaurant motorized window allowance to reflect deletion of work scope from the project program.

No change to Guaranteed Maximum Price. Transfer of $100,000 from Contractor Controlled Contingency to Owner Controlled Contingency as detailed by MCA Change Proposal Request No. 71302-15 dated 23 November 2004.

4.	Porte Cochere Fountain

Confirmation of Porte Cochere Fountain Allowance to reflect deletion of this work scope from project program and replacement with landscape topiary and statuary furnished by Owner.

No change to Guaranteed Maximum Price. Transfer of $450,000 from Contractor Controlled Contingency to Owner Controlled Contingency as detailed by MCA Change Proposal Request No. 70602-09 dated 12 November 2004.

TOTAL SCOPE OF WORK – CHANGE ORDER NO. 7

Transfer unused allowance items within current GMP to Owner Controlled Contingency (No Increase to GMP).	$1,376,556

Increase Owner Controlled Contingency detailed by Item No. E-1 of this Change Order	$401,237

Increase to Contractor Controlled Budget to incorporate the Scope of Work detailed above.	$15,428,162

Total Guaranteed Maximum Price Increase	$15,829,399

2.	INCREASE TO GUARANTEE MAXIMUM PRICE

The Guaranteed Maximum Price set forth in Section 3.1 of the Contract is by this Change Order hereby increased from $1,062,684,457 to $1,078,513,856, based on the Changes described in Paragraph 1 above. The detailed breakdown of the foregoing increase is contained in the Revised Contractors Work and Guaranteed Maximum Price Breakdown labeled as Revised Exhibit F and dated 30 December 2004, and attached to this Change Order. Accordingly, the original Guaranteed Maximum Price Breakdown attached as Exhibit F to the Contract is hereby deleted and substituted therefore is the Revised Contractors Work and Guaranteed Maximum Price Breakdown attached hereto. From and after the date of this Change Order, all references in the Contract Documents to the “Guaranteed Maximum Price Breakdown” attached as Exhibit F to the Contract shall mean and refer to the Revised Contractors Work and Guaranteed Maximum Price Breakdown attached hereto as Revised Exhibit F. From and after the date of this Change Order, any and all references in the Contract Documents to the “Guaranteed Maximum Price” shall mean the amount of $1,078,513,856.

As of the date hereof, the Guaranteed Maximum Price is $1,078,513,856 and reflects the settlement of all claims related to the Contractor’s concerns over late or incomplete drawings as detailed in the Monthly Project Status Reports issued through November 30, 2004. Other than as set forth in the Schedule 1 to the December 2004 Advance Certificate which includes pending scope revisions in an amount not to exceed $1,000,000 (the “Pending Scope Revisions”), the Contractor does not know of any grounds which would entitle the Contractor to an Increase in the Guaranteed Maximum Price. As of the date hereof, the Pending Scope Revisions are under review by the Contractor and will be submitted to the Owner for review and processing pursuant to the terms of the Contract.

3.	PROJECT SCHEDULE

The current Project Schedule for the contract scope dated 30 November 2004 (Schedule Update #25) and attached as Exhibit B to the Contract shall remain unchanged. The Contract Time of 910 calendar days from Date of Commencement, and the Guaranteed Date of Substantial Completion, as defined in Section 4.1 of the Contract, remain unchanged by this Change Order.

As of the date hereof the Guaranteed Date of Substantial Completion for the Project, excluding the Showroom Addition, is 27 April 2005 and the Guaranteed Date of Substantial Completion for the Showroom Addition is 26 August 2005. The Contractor does not know of any facts or circumstances which would cause Substantial Completion to be delayed beyond the stated dates.

All initial capitalized terms used in this Change Order shall have the meaning ascribed to them in the Contract, unless otherwise defined herein. This Change Order is effective as of 30 December 2004.

OWNER:		CONTRACTOR:

WYNN LAS VEGAS, LLC, a Nevada limited liability company,		MARNELL CORRAO ASSOCIATES, INC., a Nevada corporation

By:	/s/ Todd Nisbet	By:	/s/ Perry Eiman
Name:	Todd Nisbet	Name:	Perry Eiman
Title:	Assistant Secretary	Title:	President

ARCHITECT:

BUTLER/ASHWORTH ARCHITECTS, LLC

		By:	/s/ DeRuyter Butler
		Name:	DeRuyter Butler
		Title:	President